EXHIBIT 10.1

Tanico Inc.

387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada

Phone: 775-404-0333

Fax: 775-302-8538

Email: tanico.inc@outlook.com

This letter is to confirm the terms of an agreement made on May 3, 2021 between Tanico Inc., and Tatiana Feneva.

Tatiana Feneva has verbally agreed if insufficient funds are raised to loan the company funds to complete the registration process.

May 3, 2021	By:	/S/Tatiana Feneva
Tatiana Feneva, President